AMENDMENT NO. 1 TO INDEMNIFICATION AGREEMENT


                  THIS AMENDMENT NO. 1 to the Indemnification Agreement is made
as of the  [   ] day of May 2001 (as supplemented or modified from time to time, this "Agreement") by and among AJG Financial Services, Inc., by its Vice President, General Counsel, as agent (the "Major Shareholder Agent") for BernarD
J. Zahren, Finova Mezzanine Capital Corp., AJG Financial Services, Inc., ("AJG") Environmental Opportunities Fund (for itself and as successor to) Environmental Opportunities Fund Cayman, Fredric Rose, M&R Associates, Martin F. Laughlin, Richard J. Augustine and Michael J. Carolan (each, an "Initial Major Shareholder"), Stephen Rosenberg, Zahren Alternative Power Corporation, a Delaware corporation ("ZAPCO "), U.S. Energy Systems, Inc., a Delaware corporation ("USE"), USE Acquisition Corp., a Delaware corporation (the "Sub" and together with USE, the "Beneficiaries") and Cinergy Energy Solutions, Inc., a Delaware corporation ("CES"). Unless indicated otherwise, capitalized terms shall have the same meanings herein as they have in the Indemnification Agreement (as defined below).

                              W I T N E S S E T H:

                  WHEREAS, the parties hereto and the Initial Major Shareholders have previously entered into that certain Indemnification Agreement dated as of November 28, 2000 (the "Indemnification Agreement");

                  WHEREAS, the parties hereto and the Initial Major Shareholders wish to add Stephen Rosenberg as a "Major Shareholder" as such term is used in the Indemnification Agreement;

                  WHEREAS, Zapco has not posted a bond required by the City of Garland in connection with Zapco's project in Garland, Texas (the "Garland Project");

                  WHEREAS, Zapco and certain subsidiaries and affiliates of Zapco have agreed that unless certain conditions are met, the "Debt Service Reserve Minimum Amount" under the Indenture of Trust and Security Agreement among Zapco, those subsidiaries and affiliates and the Chase Manhattan Bank, as Trustee, shall increase by $200,000 and a Debt Service Reserve Account of such amount shall be funded by Zapco by June 30, 2001;

                  WHEREAS, pursuant to the terms of the Construction and Term Loan Agreement by and between ABB Energy Capital L.L.C. ("ABB") and BMC Energy LLC, Brookhaven Energy Partners LLC and Countryside Genco LLC dated as of April 30, 2001 (the "ABB Loan Agreement"), ZAPCO is required to obtain an insurance policy providing for a payoff of the loan (the "ABB Loan") pursuant to the ABB Loan Agreement in the event of a condemnation which in ABB's judgment would cause future cash revenues from the Countryside Project to be inadequate to fully pay for debt service due in respect of the ABB Loan, which policy shall be in form and substance satisfactory to the ABB in all respects ("Condemnation Insurance");

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                  WHEREAS, the following documents, among others, have been
executed and delivered in connection with the Note Purchase Agreement and the Hancock Notes:



1.       First Amendment dated as of October 13, 2000 to Note Purchase
         Agreement.

2.       Second Amendment dated as of April 30, 2001 to Note Purchase Agreement.

3.       Third Amendment dated as of May 11, 2001 to Note Purchase Agreement.

4.       Indenture of Trust and Security Agreement dated as of November 30,
         1999.

5. First Amendment dated as of March 14, 2000 to Indenture of Trust and Security Agreement.

6. First Supplemental Indenture of Trust and Security Agreement dated as of October 13, 2000.

7. Second Supplemental Indenture of Trust and Security Agreement dated as of December 21, 2000.

8. Second Amendment dated as of December 22, 2000 to Indenture of Trust and Security Agreement.

9. Third Amendment dated as of May 11, 2001 to Indenture of Trust and Security Agreement.

10. Third Supplemental Indenture of Trust and Security Agreement dated as of April 30, 2001 (the "Third Supplemental Indenture"); and

11. The Consent Letter Agreement among ZAPCO and certain of its Affiliates, Hancock and certain of its Affilitates and investors and Mellon Bank, N.A., as trustee, dated as of May 11, 2001 (collectively the "New Hancock Documents"); and

                  WHEREAS, the parties hereto now wish to amend the Indemnification Agreement:

                  NOW, THEREFORE, in consideration of $10.00 and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.                         The prefatory paragraph and the signature page of the
                           Indemnification Agreement are amended to include Stephen Rosenberg as a "Major Shareholder." By his signature hereto, Stephen Rosenberg represents and warrants that he has read the Indemnification Agreement, as amended by this Agreement, and agrees to be bound by its terms as a Major Shareholder as if he were an original signatory thereto.

2. Section 3(a)(viii) of the Indemnification Agreement is hereby amended by deleting the existing paragraph in its entirety and inserting in its place the following paragraph:

                           (viii.) any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the YESCO Agreement and the other agreements (collectively, the "YESCO Documents") executed and delivered in connection with the YESCO Transaction, including all agreements and documents (the "YESCO Financing Documents") executed and delivered in connection with the financing (the "YESCO Financing") of the YESCO Transaction, in each case only to the extent such breach or failure arises or accrues before the Effective Time, including (A) the ABB Loan Agreement and the other agreements (collectively, the "ABB Loan Documents") executed and delivered in connection with the loan (the "ABB Loan ") pursuant to the ABB Loan Agreement and (B) the Term Loan Agreement by and between AJG Financial Services, Inc. and BMC Energy LLC and Morris Genco LLC dated as of March 30, 2001 and the other agreements (collectively the "AJG Loan Documents") executed and delivered in connection with the loan (the "AJG Loan") pursuant to the AJG Loan Agreements and any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the YESCO Documents, the YESCO Financing Documents and any liability of ZAPCO in connection with the YESCO Transaction and the YESCO Financing in each case only to the extent such breach or failure arises or accrues before the Effective Time;

3. Section 3(a) of the Indemnification Agreement is hereby amended by inserting at the end thereof the following paragraphs:

                           (xii.)   (a) all Claims relating to or arising from
                           the failure to obtain a performance bond (the "Garland Bond") relating to the Garland Project, (b) any amounts paid for the premiums and other charges of the issuer of the Garland Bond for issuing and maintaining such Bond (but not including any amounts paid to obtain or maintain any collateral or security for such Bond or any amounts deposited or otherwise posted as collateral or security therefor), and (c) the Lost Opportunity Costs with respect to the collateral, if any, posted in connection with any Garland Bonds; for purposes of this clause, Lost

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                           Opportunity Costs means (i) the aggregate amount of
                           any collateral multiplied by 20% per annum less (ii) any amount received by Zapco as interest or other earnings on such collateral, discounted to present value using a 20% discount factor;

                           (xiii.) any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the Purchase and Sale Agreement by and among AIG GAS, LLC, AJG, and ZAPCO dated as of December 22, 2000 (the "AIG Agreement") and the other agreements (collectively, the "AIG Documents") executed and delivered in connection with the AIG Agreement and any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the AIG Documents and any liability of ZAPCO in connection with the AIG Documents in each case only to the extent such breach or failure arises or accrues before the Effective Time;

                           (xiv) any breach by ZAPCO of, or failure by ZAPCO to
                            comply with, any of its covenants or obligations under the New Hancock Documents and any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the New Hancock Documents and any liability of ZAPCO in connection with the New Hancock Documents in each case only to the extent such breach or failure arises or accrues before the Effective Time;

                            (xv) all Claims relating to or arising from an
                             event of default under Section 5.01(s) of the Security Agreement as such term is defined in the Third Supplemental Agreement;

                            (xvi) So long as ABB refuses to release funds from
                             the Countryside Projects because ZAPCO has not obtained Condemnation Insurance with respect to the Countryside Properties, the net present value of the cash distributions that would have been made to Zapco or its Affiliates from the Project Control Account during the relevant period pursuant to Sections 4.4(ii) and (vii) of the ABB Loan Agreement if ABB had not withheld any such funds from distribution to Zapco or its Affiliates due to a failure to obtain Condemnation Insurance pursuant to such Sections 4.4(ii) and (vii), less the net present value of the cash distributions that were actually received by Zapco and its Affiliates from the Project Control Account during such relevant period pursuant to Sections 4.4(ii) and (vii) of the ABB Loan Agreement (including earnings on such distributions). Such net present value calculations shall account for the timing and amount of the putative and actual cash distributions described above and shall use a 20% per annum discount factor;


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

                             (xvii) The premiums and other charges paid to the insurance company for issuing and maintaining the Condemnation Insurance (in excess of the amounts held in escrow by ABB from the proceeds of the ABB Loan applied to obtain and maintain such Condemnation Insurance plus any residual amounts paid to Zapco from such escrow);

                             (xviii) Any amounts to be paid to ABB for obtaining ABB's agreement to waive or modify the Condemnation Insurance or self-insure (in excess of the amounts held in escrow by ABB from the proceeds of the ABB Loan applied to obtain such agreement by ABB plus any residual amounts paid to Zapco from such escrow);

                             (xix) If ZAPCO refinances the loans and credit arrangements obtained pursuant to the ABB Loan Agreement (the "Refinancing"), the aggregate of (a) the breakage fee or other amounts paid to ABB to terminate the ABB Loan Documents, (b) ZAPCO's transaction costs, including, without limitation, legal and other professional fees and expenses, out -of-pocket costs and any points or other initiation charges for obtaining the Refinancing, plus, if a positive number, or minus, if a negative number the present value of the change in interest expense resulting from the change in the interest rates from the ABB loan to the new loan discounted at the interest rate of such new loan.

4. Section 4(a)(ii) of the Indemnification Agreement is hereby amended by deleting the existing paragraph in its entirety and inserting in its place the following paragraph:

                            (ii) for Damages to the extent such Damages (other than pursuant to 3(a)(iii), 3(a)(vi), 3(a)(xii),
                                            3(a)(xv), 3(a)(xvi), 3(a)(xvii),
                                            3(a)(xviii) and 3(a)(xix)) do not
                                            exceed $500,000 in the aggregate;

5. Section 17 of the Indemnification Agreement is hereby amended by deleting the existing section in its entirety and inserting in its place the following section:

                           None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Major Shareholder Agent (acting on behalf of the Major Shareholders), CES and the Beneficiaries except that Sections 4(a)(iii) and 4(a)(vi) of the Indemnification Agreement may not be modified respecting any Major Shareholder without the written consent of such Major Shareholder.

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

6.                         A new Section 26 is added to the Indemnification
                           Agreement as follows:

                           In the event that, at any time prior to the Release Date (as defined in the Escrow Agreement), Zapco is required to deposit $200,000 to fund the Debt Service Reserve Account (the "Reserve Account") described in
                           Section 3.02(f) of the Third Supplemental Indenture of Trust and Security Agreement, dated as of April 30, 2001, among Zapco, certain of its subsidiaries and The Chase Manhattan Bank, as Trustee, then the Escrow Agent shall promptly transfer $200,000 in cash from the Indemnification Escrow Fund to the Reserve Account. If such $200,000 funding (the "Reserve Funding") is released from the Reserve Account before the later of (i) the Release Date and (ii) the resolution of all Claims outstanding on the Release Date (as such terms are defined in the Escrow Agreement), the Reserve Funding shall be returned to the Escrow Agent so that it can be deposited in the Indemnification Escrow Fund. If it is subsequently released from the Indemnification Escrow Fund pursuant to the Escrow Agreement, the Reserve Funding shall be distributed to the Major Shareholders in proportion to the respective amounts they contributed to the Reserve Account. In the event all or part of the initial Reserve Funding is drawn upon by the indenture trustee, Zapco shall promptly replenish the Reserve Account in the amount of any such draw (but in no event by more than $200,000 with respect to any single drawing). The disposition of such replenished funds shall be governed by the second sentence of this Section 26 as if such funds had been part of the initial Reserve Funding. With respect to such disposition, in no event shall the amount distributed to the Major Shareholders under the second section of this Section 26 exceed $200,000 in the aggregate.

7. Except as amended hereby, the Indemnification Agreement is hereby ratified and confirmed and, as so amended, remains in full force and effect on the date hereof.

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be Executed as of the date first written above.

                                   ZAHREN ALTERNATIVE POWER
                                         CORPORATION:


                                      /s/ Bernard J. Zahren
                                          ------------------------
                                          Name:  Bernard J. Zahren
                                          Title:  President and CEO


                                    MAJOR SHAREHOLDER AGENT:


                                     /s/ John C. Rosengren
                                         -----------------------
                                         Name:  John C. Rosengren
                                         Title:  Vice President and General
                                                 Counsel
                                         For:  AJG Financial Services, Inc.

                                     CINERGY ENERGY SOLUTIONS, INC.:


                                      /s/ Donna L. Robichaud
                                          ------------------------
                                          Name:  Donna L. Robichaud
                                          Title:  Vice President


                                       U.S. ENERGY SYSTEMS, INC.:

                                      /s/ Goran Mornhed
                                          ------------------------
                                          Name:  Goran Mornhed
                                          Title: President and Chief Operating
                                          Counsel


                                        USE ACQUISITION CORP.:

                                       /s/ Goran Mornhed
                                           ------------------------
                                           Name:  Goran Mornhed
                                           Title:  President


                                        /s/Stephen Rosenberg
                                           -------------------------
                                           Stephen Rosenberg

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